Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, California 94304-1050 o: 650.493.9300 f: 650.493.6811

Exhibit 5.1

September 15, 2022

Ra Medical Systems, Inc.
2070 Las Palmas Dr,
Carlsbad, CA 92011

Re:	Registration Statement on Form S‑3

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S‑3 (the “Registration Statement”), filed by Ra Medical Systems, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) in connection with the registration pursuant to the Securities Act of 1933, as amended (the “Act”), of the Securities (as defined below).

The Registration Statement relates to the proposed offer and sale by the selling stockholders (the “Selling Stockholders”), from time to time, pursuant to Rule 415 under the Act, as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and the supplements to the prospectus referred to therein (each a “Prospectus Supplement”), of up to an aggregate of 22,202,503 shares of the Company’s common stock, $0.0001 par value per share (the “Securities”).

The Securities are to be sold from time to time as set forth in the Registration Statement, the Prospectus contained therein and the Prospectus Supplements.

We have examined instruments, documents, certificates and records that we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; (d) that the Registration Statement, and any amendments thereto (including post‑effective amendments), will have become effective under the Act; (e) that a Prospectus Supplement, to the extent necessary, will have been filed with the Commission describing the Securities offered thereby; (f) that the Securities will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and any applicable Prospectus Supplement; and (g) the legal capacity of all natural persons.  As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

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san diego        san francisco        seattle        shanghai        washington, dc        wilmington, de

Ra Medical Systems, Inc.

September 15, 2022

Based on such examination, we are of the opinion that when issued the Securities will be duly authorized, validly issued, fully paid and nonassessable. It is understood that this opinion is to be used only in connection with the offer and resale of the Securities while the Registration Statement is in effect. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.  We express no opinion as to the laws of any other jurisdiction, other than the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

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Ra Medical Systems, Inc.

September 15, 2022

We hereby consent to the filing of this opinion as an exhibit to the above‑referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus, any Prospectus Supplement, and in any amendment or supplement thereto. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Wilson Sonsini Goodrich & Rosati, P.C.

WILSON SONSINI GOODRICH & ROSATI

Professional Corporation